Exhibit 99.1

Second Sight Medical Products, Inc.
Announces Warrants Approved for
Listing on Nasdaq With Trading
Scheduled to Commence March 29
under Symbol “EYESW”

Business Wire March 27, 2017

Comment

SYLMAR, Calif.—(BUSINESS WIRE)—

Second Sight Medical Products, Inc. (EYES), (the “Company”), a developer, manufacturer and marketer of implantable visual prosthetics that provide some useful vision to blind patients, today announced that warrants issued in connection with its recent oversubscribed rights offering have been approved for listing on Nasdaq under the symbol “EYESW” and are scheduled to begin trading on Wednesday March 29, 2017. As previously reported, the Company raised approximately $20.1 million of gross proceeds through a rights offering that closed earlier this month, selling 13.7 million units at a subscription price of $1.47 per unit. Net proceeds to the Company, after related costs, are expected to be approximately $19.7 million.

“We want to thank our individual and institutional shareholders, board members, senior management and employees for their overwhelming support in participating in this successful offering, demonstrating their continued commitment to Second Sight’s mission,” said Will McGuire, President and CEO of the Company. “The proceeds of the offering will allow us to continue executing our strategy to improve the performance of Argus II, expand our market to include better-sighted patients, and advance the development of the Orion I visual prosthesis.”

Pursuant to the terms of the rights offering, the 13.7 million units each consist of one new share of common stock and one tradable warrant. Each warrant is exercisable to purchase one registered share of common stock at an exercise price of $1.47 until March 14, 2022, the warrant expiration date.

The securities described above were offered by the Company pursuant to a registration statement that was previously filed with and declared effective by the Securities and Exchange Commission (SEC). This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A final prospectus supplement related to the offering was filed with the SEC and is available on the SEC’s website located at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to this offering may be obtained by sending a request to the Company.

About the Argus II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom, and the U.S.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and manufactures the Argus® II Retinal Prosthesis System. Second Sight is currently underway in a trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, CA, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should" and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 16, 2017, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should however review additional disclosures we make in our registration statement on Form S-1 for this offering that has been filed with the Securities and Exchange Commission.

View source version on businesswire.com: http://www.businesswire.com/news/home/20170327006223/en/

Contact:

Investor Relations:
Institutional Investors
In-Site Communications, Inc.
Lisa Wilson, 212-452-2793
President
lwilson@insitecony.com
or
Individual Investors
MZ North America
Greg Falesnik, 949-385-6449
Senior Vice President
greg.falensik@mzgroup.us